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                                                                   EXHIBIT 10.31


                        INDEPENDENT CONTRACTOR AGREEMENT


Agreement dated this 31st day of July 2003, by and between ACCESS INTEGRATED TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (the "Company"), and KEVIN BOOTH ("Booth"), 240 W 73rd, Apt. 1018, New York, New York 10023.

         WHEREAS, Booth was initially hired by the Company as an Executive Vice-President of Finance pursuant to the Employment Agreement Of Kevin Booth, dated April 10, 2000; and

         WHEREAS, Booth's employment agreement expired on December 31, 2002, at which time Booth became an employee at-will; and

         WHEREAS, the Company seeks to engage Booth as an independent contractor to provide consulting services to the Company concerning its Initial Public Offering ("IPO") and the acquisition of Hollywood Software, Inc. ("HSI").

         NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties as herein contained, the parties hereto agree and contract as follows:

         1. Termination of Booth's At-Will Employment. The parties agree that effective July 5, 2003, Booth's at-will employment with the Company terminated, by mutual agreement, and the Employment Agreement Of Kevin Booth, dated April 10, 2000 is of no further force or effect, except for Booth's duties and obligations under the Confidentiality, Nonsolicitation and Noncompete Agreement (attached as Exhibit A to the Employment Agreement) as described in paragraph 8.

         2.       Services.

                  a. The Company hereby engages Booth to provide consulting services concerning the Company's planned IPO and acquisition of HSI.

                  b. Booth shall provide such consulting services as shall be reasonably requested by A. Dale Mayo, Gary Loffredo, and/or Brian Pflug relating to the Company's planned IPO and acquisition of HSI and shall make himself reasonably available to provide such services for the period from July 5, 2003 through September 30, 2003.

         3.       Term.

                  a. This Agreement shall expire on September 30, 2003. However, the rights and obligations contained in paragraphs 7, 8, and 10 of this Agreement will survive the expiration of this Agreement.

                  b. After the expiration of the Agreement, the Company may at its sole discretion retain Booth's services on a project basis on terms to be negotiated by the parties for each such project.

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         4.       Compensation.

                  a. For the term of this Agreement, Booth will be paid $9,425.00 for the month of July, $10,500.00 for the month of August and $10,500.00 for the month of September for all consulting services rendered by him during the term of this Agreement regardless of the amount of services actually rendered. Such payment shall be made on the last day of each month during the term of this Agreement upon presentation of an invoice by Booth stating the amount due and a general description of the services rendered.

                  b. Upon completion of the planned IPO, Booth will receive an additional $10,000.00 payment, as a bonus.

                  c. Booth may also be eligible for an additional bonus to be determined by A. Dale Mayo, the Company's Chief Executive Officer, in his sole and absolute discretion.

         5. Benefits. Booth shall not be eligible to participate in any benefit programs that the Company now or hereafter maintains for its employees and, in the event Booth for any reason were to become eligible to participate in a Company-sponsored benefit program, Booth hereby waives any such right to participate in the program. This waiver of any right to participate in the Company sponsored employee benefit programs represents a material component of the terms of compensation agreed to by these parties and is not in any way conditioned on any representation or assumption concerning the status of Booth with respect to the Company as an employee or independent contractor.

         6. Reimbursement For Certain Expenses. The Company will reimburse Booth for reasonable and necessary out-of-pocket expenses incurred by Booth in connection with the performance of services hereunder, provided that the amounts and descriptions of such expenses, together with supporting documentation, are submitted to the Company. Booth further agrees to receive prior authorization from A. Dale Mayo for any expense incurred over $100.00 per month.

         7. Lock-Up Agreement. Booth has executed a lock-up agreement with respect to the Company stock he currently owns (the Lock-up Agreement"). Booth agrees to execute any modification to the Lock-up Agreement reasonably requested by the Company as long as the terms of the modification are no less favorable to Booth than the terms in the Lock-up Agreement.

         8. Extension Of Confidentiality, Nonsolicitation And Noncompete Agreement. Booth agrees that the Confidentiality, Nonsolicitation and Noncompete Agreement, attached as Exhibit A to the Employment Agreement of Kevin Booth, dated as of April 10, 2000, shall be effective through and including July 4, 2004 (one year from the date of termination of his employment).


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         9.       Tax Withholdings And Indemnity.

                  a. For all purposes, including but not limited to the Federal Insurance Contributions Act ("FICA"), the Social Security Act, the Federal Unemployment Tax Act ("FUTA"), income tax withholding and any and all other federal, state and local laws, rules and regulations, Booth shall be treated as an independent contractor and not as an employee with respect to the Company.

                  b. Booth acknowledges and agrees that he shall be responsible (as a self employed individual) for filing all tax returns, tax declarations and tax schedules, and for the payment of all taxes required, when due, with respect to any and all compensation earned by Booth under this Agreement. The Company will neither pay unemployment taxes on, nor withhold employment taxes from, any compensation it pays Booth. Rather, the Company will report the amounts it pays Booth on IRS Forms 1099, to the extent required to do so under applicable Internal Revenue Code provisions. Booth also shall indemnify and hold the Company harmless against any and all liabilities attributable to the obligations imposed on Booth under this paragraph.

         10.      Return Of Company Property.

                  a. Upon termination of this Agreement, or whenever requested by the Company, Booth shall promptly return to the Company any and all documents in his possession or under his control made or obtained by Booth in the course of his providing services to the Company pertaining to or containing any of the confidential information as described in paragraph 2 of Booth's Confidentiality, Nonsolicitation, and Noncompete Agreement, dated April 10, 2000. With the exception of Booth's lap-top computer, printer, cell phone and home office set-up, (which have been transferred to the ownership of Booth), Booth shall also promptly return any and all property in his possession or under his control belonging to the Company, in good condition, ordinary wear and tear and damage by any cause beyond the reasonable control of Booth hereby excepted.

                  b. Upon expiration of this Agreement, Booth agrees to report to the Company fully and promptly in writing, all intellectual property (including inventions, ideas and discoveries, patentable or unpatentable, trade secrets and copyrightable works) which is reduced to practice by Booth either solely or jointly with others, reasonably resulting from the services provided by Booth within the scope of his responsibilities or with the Company's facilities, equipment or supplies, or in connection with or which results from his knowledge or use of confidential or trade secret information which is proprietary to the Company.

         11. Applicable Law. This Agreement will be construed and enforced in accordance with the laws of the State of New York and Booth agrees to submit to the jurisdiction of the State and Federal Courts of the State of New York, which jurisdiction shall be exclusive.

         12. Entire Agreements. This Agreement and the Confidentiality, Nonsolicitation and Noncompete Agreement extended pursuant to paragraph 8 of this Agreement shall constitute the entire agreement between the parties regarding the terms and conditions of Booth's retention as a consultant for the Company, and shall supersede any and all agreements or understandings in effect between the parties hereto. Except as provided specifically herein, neither this Agreement nor the Confidentiality, Nonsolicitation and Noncompete Agreement may be modified unless by written agreement executed by the parties hereto.


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         13.      Severability. If any provision of this Agreement is found, held or deemed to be void, unlawful or unenforceable under any applicable statute or other controlling law, the Company shall, in its sole discretion, have the right to treat such provision as if it had been severed and enforce the remainder of this Agreement.

         14. Waiver. No breach of any provision hereof can be waived unless in writing. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same, or any other provision.

         15. Execution In Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         IN WITNESS WHEREOF, this Independent Contractor Agreement has been executed by the parties hereto as of the date first above written.


                                        ACCESS INTEGRATED TECHNOLOGIES, INC.


                                        By: /s/ A. Dale Mayo
                                            ------------------------------------
                                            Name:  A. Dale Mayo
                                            Title: President


                                        INDEPENDENT CONTRACTOR

                                        /s/ Kevin Booth
                                        ----------------------------------------
                                                       Kevin Booth


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